Exhibit 10.12

                             FORM OF NOTE AGREEMENT
                             ----------------------

                 15% Exchangeable Convertible Subordinated Notes
                              Due November 30, 2005



To each of the Purchasers
of the above Notes:

Gentlemen:

         PharmaFrontiers Corp., a Texas corporation (the "Company"), is offering for sale up to $10,000,000 of 15% Exchangeable Convertible Subordinated Notes due November 30, 2005 (the "Notes"). The terms and conditions governing the Notes are contained in this Agreement. As purchasers of the Notes, you are acquiring one or more of the Notes to be issued pursuant to this Agreement. Accordingly, the Company hereby agrees with you (each herein called a "Purchaser" and together, the "Purchasers") as follows:

         1. AUTHORIZATION OF NOTES. The Company will authorize the issue and sale of up to $10,000,000 in aggregate principal amount of its Notes. Each Note issued hereunder will be dated the date of its issuance, will mature on November 30, 2005, will bear interest on its unpaid principal balance from the date of issuance at the rate of 15% per annum, computed on the basis of a 360-day year of twelve 30 day months, payable at maturity, November 30, 2005, and will have the other terms and provisions provided herein and in the form of Note attached hereto as Exhibit A. Interest is payable in cash or at the option of the Company in shares of its Common Stock valued at $3.00 per share. Upon maturity, the principal amount of the Note will automatically convert into Common Stock. The term "Note" or "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Certain capitalized terms used in this Agreement are defined in Section 15.

         2. PURCHASE AND SALE OF NOTES. The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company at the purchase price of 100% of the principal amount or value thereof.

         3. REGISTRATION RIGHTS. The Company agrees to register the resale of the shares of Common Stock issued upon maturity, as set forth in Exhibit B.

         4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to you that:

         4.1 Organization, Qualification, Standing, Capital Stock, etc. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, has the corporate power to own its properties and to carry on its businesses as the same are now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its businesses makes such qualification necessary. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 7,366,838 shares are issued and outstanding as of the date of this Agreement, and 10,000,000 shares of preferred stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. Except for those described in the Memorandum and in SEC Filings, there are not outstanding, nor is the Company subject to any agreement, arrangement, or understanding under which there may become outstanding, any option, warrant, or other right to purchase or subscribe to, or security convertible into or exchangeable for, any shares of capital stock of any class of the Company.

         4.2 Financial Statements, Subsequent Changes, etc. The financial statements and other financial data and information contained in or referred to in SEC Filings and the Memorandum, are complete and correct in all material respects and fairly present in all material respects the financial condition of the Company at the respective dates of said statements or information for the respective periods covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

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         4.3 Other Information as to the Company. The SEC Filings and the
Memorandum do not contain any misstatement of a material fact or omit to state any material fact necessary to be stated therein or necessary in order to make the statements therein not misleading. In the event the Company has furnished to you written information which corrects information previously furnished, the information last furnished is deemed to govern for purposes of this Section 4.3.

         4.4 Litigation. Except as set forth in the SEC Filings and the Memorandum, there is no action, suit, or proceeding at law or in equity or by or before any governmental instrumentality or agency or any arbitrator now pending or, to the Company's knowledge, threatened, against, or affecting the Company, or any of its properties or rights, which, if adversely determined, might, either in any case or in the aggregate result in a Material Adverse Change, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the Company's balance sheet.

         4.5 Licenses. Except as disclosed in the SEC Filings and the Memorandum and which would not have a Material Adverse Change, the Company has all permits, licenses, and other authority as are necessary to enable it to conduct its business as now conducted and as proposed to be conducted, and to the best of the Company's knowledge, the Company is not in default under any such permits, licenses or other authority.

         4.6 Due Authorization and Compliance with Other Instruments. This Agreement and the Notes have been duly and validly authorized by all requisite corporate proceeding and this Agreement constitutes, and the Notes when executed and delivered will be, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of equitable remedies are subject to the discretion of courts before which any proceeding therefor may be brought and the Notes will be entitled to the benefits of this Agreement and are not subject to any preemptive or similar rights on the part of any holder or holders of shares of capital stock of the Company.

         4.7 Burdensome and Conflicting Agreements and Violations of Charter Provisions. The Company is not bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects its business, properties, operations, prospects or condition, financial or otherwise. The Company is not in violation of its charter or bylaws or of any agreement or instrument by which it is bound, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority applicable to it, in a manner that could result in the imposition of substantial penalties or result in a Material Adverse Change. Neither the authorization, execution, and delivery of this Agreement or the Notes, the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach of any of the terms of the charter or by-laws, or of any material statute, law, rule, or regulation, or of any judgment, decree, writ, injunction, order, or award of any arbitrator, court or governmental authority, or of any instrument, which is applicable to the Company or by which the Company is bound, or result in the imposition of any lien upon any of the properties or assets of the Company, other than consents to obtained prior to Closing.

         4.8 Consents and Approvals. Except as disclosed in the SEC Filings or the Memorandum or as would not have a Material Adverse Change, the Company has obtained or made provisions to obtain all material (a) governmental consents, approvals and authorizations, and registrations and filings with governmental authorities, and (b) consents, approvals, waivers, and notifications of stockholders, creditors, lessors, and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement and the Notes, and the consummation of the transactions herein and therein contemplated.

         4.9 Tax Returns and Payments. The Company has filed all required information and tax returns and reports and has paid, or adequately provided for the payment of, all taxes, assessments, and other governmental charges that are material in amount imposed upon it or upon any of its assets, income or franchises, other than any such charges which are currently payable without penalty or interest. The charges, accruals, and reserves on the books of the Company with respect to taxes for all fiscal periods are adequate, in the opinion of the Company, and the Company knows of no actual or proposed tax assessment that is material in amount for any fiscal period or of any basis therefor against which adequate reserves have not been set up.

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         4.10 Offering of the Securities. Neither the Company nor anyone authorized to act on its behalf (other than the Agent) has or will directly or indirectly sell or offer the Notes or any part thereof or any similar instruments to, or solicit any offer to buy any thereof from, any Person so as to bring the issue and sale of any thereof within the provisions of Section 5 of the Securities Act.

         4.11 Transactions With Affiliates and Employees. Except as set forth in the SEC Filings or the Memorandum, none of the officers, directors, affiliates or greater than 5% shareholders of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         5. PREPAYMENT OF NOTES. The Company does not have any right to prepay all or a portion of the Notes.

         6. RESERVED.

         7. COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as any of the Notes are outstanding, it will comply with the following provisions, subject to the provisions of Section 17 hereof:

         7.1 Use of Proceeds. The Company will apply all proceeds (net of costs directly related to the preparation and negotiation of this Agreement and the offering and sale of the Notes) derived from the sale of the Notes as set forth in the Memorandum.

         7.2 Payment of Principal and Interest. The Company will make all payments of principal of and interest on the Notes at the time the same shall become due thereunder or hereunder.

         7.3 Taxes. The Company will promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies (other than taxes, assessments, and other governmental charges imposed by foreign jurisdictions or otherwise which in the aggregate are not material to the business or assets of the Company) imposed on it or upon its income or profits, or upon any of its properties, real or personal, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon its properties or any part thereof; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim prior to institution of foreclosure proceedings if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim or as may be required by generally accepted accounting principles consistently applied.

         7.4 Insurance. The Company will maintain all current, and will use its best efforts to obtain all additional, liability, property damage and other insurance on its insurable property against fire and other hazards with financially sound and responsible insurance carriers with which the Company is doing or will do business, or (in the absence of any such requirements) in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company.

         7.5. Maintenance of Existence and Properties. The Company will keep its corporate existence in full force and effect. The Company will keep its properties in good repair, working order, and condition, and from time to time will make all needful and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto, so that the business carried on may be properly conducted at all times in accordance with prudent business management. The Company will comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including without limitation all environmental permits ("Applicable Laws"), except where noncompliance with such Applicable Laws would not cause a Material Adverse Change.

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         7.6 Financial Statements. The Company will keep books of record and accounts in which full, true and correct entries in all material respects in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to its business and activities.

         7.7 Filings Under the Exchange Act. So long as the Noteholders beneficially own the Notes, the Company shall file all reports required to be filed with the Commission pursuant to Section 13 and 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act where the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of the its Common Stock on the OTC Bulletin Board and will comply with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. applicable to it at least so long as the Noteholder beneficially owns the Notes.

         7.8 Listing on Securities Exchanges and Nasdaq. In the event the Company applies for listing on any national securities exchange or on the Nasdaq Stock Market, the Company will include the shares of Common Stock underlying the Notes in any such application.

         7.9 Shares Reserved for Issuance. The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion; provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Notes by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

         7.10 Shares Issued Upon Conversion. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issuance be fully paid and nonassessable by the Company and free of preemptive rights. If any shares of Common Stock to be reserved for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that nothing in this Section shall be deemed to affect in any way the obligations of the Company to convert Notes into Common Stock.

         7.11 Dealings with Affiliates. Without Board of Directors approval, the Company covenants that it will not enter into any transaction including, without limitation, any loans or extensions of credit or royalty agreements with any officer, director, affiliate or greater than 5% shareholder of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors, affiliates or greater than 5% shareholder or members of their immediate families, except for (i) ordinary course business expense advances for business purposes that are subject to reimbursement from the Company upon presentation of appropriate documentation and other advances in reasonable amounts made to employees of the Company for valid business purposes, and (ii) service rendered to the Company by an officer, director, employee or greater than 5% shareholder.

        7.12 Other Negative Covenants. Unless such transaction is approved in writing by the holders of 51% of the aggregate principal amount of the Notes, the Company hereby further covenants and agrees that it will not:

     (a) Alter, change or amend the preferences or rights of the Company's common stock;

     (b)  Amend its articles of incorporation;

     (c) Sell, lease, or otherwise dispose of all or substantially all of its assets;

     (d)  Dissolve, liquidate, or wind up its business;

     (e)  Conduct its business other than in its ordinary and usual course;

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     (f)  Reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property; or

     (g) Create, incur, or assume any long-term or short-term indebtedness for money borrowed by the Company other than the Notes, Permitted Debt or in the ordinary course of business.

         7.13 Notice of Default. The Company will within ten Business Days notify you upon becoming aware of the occurrence of any Event of Default hereunder.

         8. PAYMENT, REGISTRATION, AND TRANSFER OF NOTES. The Company will promptly and punctually pay the interest on the Notes held by you without any presentment thereof; and the Company will pay all amounts payable to you in respect of principal of and interest on the Notes to you or your nominees at the address or at such other place as you may from time to time designate in writing. The Company agrees to maintain an office (or to appoint an agent having an office) in Houston, Texas, or such other city as the Company may designate by notice in writing to the Noteholders, at which Notes may be surrendered for transfer and reissuance, for exchange, replacement, conversion, or cancellation. The Company shall keep or cause to be kept, at the office or agency so maintained, a register or registers in which the Company or its agents shall register the names and addresses of the holders of the Notes and shall transfer registered Notes in accordance with this Agreement. Upon surrender for transfer of any registered Note duly assigned by the registered holder (or its duly authorized attorney) to the transferee(s) thereof and subject to satisfaction of the requirements set forth in Section 12.4, the Company shall execute and deliver a new registered Note (or Notes in appropriately subdivided denominations of principal), dated the most recent date to which interest shall have been paid on the surrendered Note, in an equal principal amount with notation of payments of principal made thereon, or in a principal amount equal to the original principal amount as reduced by payments of principal theretofore made on the Note surrendered, in the name of, and payable to the order of, the transferee(s) thereof. No service charge shall be assessed for any transfer, registration, reissuance, or notation of payment hereunder.

         9. SUBORDINATION OF NOTES. The Company covenants and agrees and each Noteholder, by his acceptance thereof, whether upon original issue or upon transfer or assignment, likewise covenants and agrees that the payment of the principal of and interest on each and all of the Notes is hereby expressly made subordinate in accordance with the provisions of this Section 9, and each Person holding any Notes, accepts and agrees to be bound hereby.

         9.1 Subordination to Senior Indebtedness. The indebtedness evidenced by, and payment of the principal of and interest on, the Notes shall be subordinate and subject in right of payment to the extent and in the manner set forth in this Section 9 to the prior payment in full of all Senior Indebtedness.

         9.2 No Payment of Notes in Certain Events. To the extent and in the manner set forth in this Section 9.2, no part of the Notes shall have any claim to the assets of the Company on parity with or prior to the claim of the Senior Indebtedness. In the event and during the continuation of a Senior Indebtedness Default, no payment of principal or interest shall be made on the Notes unless and until such Senior Indebtedness Default shall have been waived or remedied, nor shall any such payment be made if after giving effect, as if paid, to such payment, any Senior Indebtedness Default would exist; provided, that with respect to a Senior Indebtedness Default other than a default in the payment of principal (including mandatory prepayments) of or interest on Senior Indebtedness, nothing in this Section 9.2 shall prevent any regularly scheduled payment of principal or interest of the Notes for a period longer than the longer of (i) 120 days or (ii) any period during which the Senior Indebtedness in respect of which a Senior Indebtedness Default so exists is or has been declared due and payable in its entirety and (x) such acceleration has not been rescinded or annulled or (y) such Senior Indebtedness has not been paid in full.

         9.3 Priority of Payment of Senior Indebtedness in Certain Events. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership, reorganization or other proceedings, all Senior Indebtedness shall first be paid in full or payment thereof provided for in money or money's worth before the holders of the Notes shall be entitled to retain any assets so paid or distributed in respect thereof (for principal or interest); and upon any such dissolution or winding up or liquidation or

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reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, to which the holders of the Notes would be entitled, except for these provisions, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent, or other Person making such payment or distribution, or by the Noteholders if received by them, directly to the holders of Senior Indebtedness (pro rata to each holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Noteholders.

         9.4 Payments Due Holders of Senior Indebtedness. In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, which, by virtue of the provisions of Sections 9.2 or 9.3 should not be paid to the Noteholders, shall nevertheless be received by the Noteholders before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, such payments or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any agreement pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, or to a bank or trust company having a combined capital and surplus of not less than $10,000,000 which is in good standing and has its principal office in the State of Texas, to be held in escrow, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Indebtedness.

         9.5 Notice of Acceleration. The Noteholders agree to give the holders of Senior Indebtedness notice in writing 30 days prior to declaring the unpaid principal amount of the Notes immediately due and payable pursuant to the provisions of Section 11.

         9.6 Enforcement, Subrogation, etc. The foregoing subordination provisions shall be for the benefit of the present and future holders of the Senior Indebtedness and may be enforced directly by such holders against the Noteholders. Upon any payment or distribution of assets of the Company referred to in Section 9.3, the Noteholder shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, Company, agent, or other Person making such payment or distribution, delivered to the Noteholder for the purpose of ascertaining the Persons entitled to participate in such distribution, to the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertaining thereto or to the provisions of this Section 9. Subject to the payment in full of all Senior Indebtedness, the Noteholders (together and pro rata with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment of other indebtedness of the Company, but is not subordinate in right of payment to the Notes and by its terms grants the right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property, or securities to which the Noteholders would be entitled except for these provisions shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Noteholders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that these provisions are and are intended solely for the purpose of defining the relative rights of the Noteholders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         9.7 Obligations Unimpaired. Nothing contained in this Section 9 is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness and the Noteholders, the obligation of the Company, which shall be absolute and unconditional, to pay to the Noteholders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights against the Company of the Noteholders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Noteholder from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Section 9 of the holders of Senior Indebtedness in respect of any required notice of the exercise of any such remedy or cash, property, or securities of the Company otherwise payable or deliverable to such holder. Each Noteholder by his acceptance thereof shall be deemed to acknowledge and agree that the subordination provisions of this Section 9 are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness, was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and each holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

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         10. SUBSTITUTION OF NOTES. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of any Note, and of indemnity satisfactory to it (which, in the case of any original purchaser of the Notes, shall be a contractual obligation of such purchaser) and upon surrender, at the office or agency maintained in accordance with Section 8 hereof, and cancellation of any Note, if mutilated, the Company will execute and deliver a new Note of like tenor, in lieu of such Note, dated the most recent date to which interest on such Note shall have been paid.

         11.      EVENTS OF DEFAULT.

         11.1 Definition; Remedies. If any one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) default shall be made in the payment of principal of any of the Notes when and as the same shall become due and payable at maturity which principal amount shall not have been paid through the issuance of Common Stock at the Conversion Price within 20 days from maturity;

                  (b) default shall be made in the payment of interest on the Notes when the same becomes due and payable and such default shall have continued for a period of 10 days;

                  (c) default shall be made in any of the representations or warranties set forth in Section 4 or the covenants set forth in Section 7 and such default shall have continued for a period of 20 days after written notice thereof to the Company from any holder or holders of Notes aggregating not less than 51% of the aggregate principal amount of the Notes then outstanding;

                  (d) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Company or any of its assets, (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated a bankrupt or insolvent or (iv) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, moratorium, dissolution, liquidation, or debtor relief law, or any chapter of any such law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or chapter, or corporate action shall be taken by the Company for the purpose of effecting any of the foregoing; (v) or an order, judgment, or decree shall be entered, without the application, approval, or consent of the Company, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company of all or a substantial part of the assets of the Company, and provided that such order, judgment, or decree remains in effect for more than 90 consecutive days;

                  (e) default shall occur with respect to any other indebtedness for borrowed money of the Company or under any agreement under which such indebtedness may be issued by the Company and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of such indebtedness for which such default shall have occurred exceeds $500,000; or

                  (f) final judgment for the payment of money in excess of $500,000 shall be rendered against the Company and the same shall remain undischarged for a period of 60 days during which the execution shall not be effectively stayed;

then and in each and every such case upon the written authorization of a holder of a Note by notice in writing to the Company, declare the unpaid principal of all the Notes together with accrued interest thereon to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

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         This Section 11, however, is subject to the condition that, if at any time after the occurrence of an Event of Default hereunder, and before the entry of any judgment or decree against the Company for the payment of all or any portion of the Notes then outstanding, the Noteholders aggregating not less than 51% of the aggregate principal amount of the Notes then outstanding may, by written notice to the Company, either temporarily suspend or permanently rescind and annul such declaration of an Event of Default and its consequences (including, without limitation, the acceleration of the Notes as a result of such Event of Default); but no such suspension or rescission and annulment shall extend to or affect any prior, concurrent, or subsequent default or Event of Default (other than the ones identified by the Noteholders declaring them due as the ones upon which such declaration was based) or impair any right consequent thereon.

         If any Noteholder shall demand payment thereof or take any other action (of which the Company has actual knowledge) in respect of a default occurring in the payment of any principal of, or interest on, any Note when and as the same shall become due and payable, the Company will forthwith give written notice thereof to each holder of record of the Notes then outstanding.

         11.2. Costs of Collection. The Company covenants that in the Event of Default, it will pay to the holder thereof such further amount as shall be reasonably sufficient to cover the cost and expense of collection, including, without limitation, court costs and reasonable compensation to the attorneys and counsel of the holder for all services rendered in that connection.

         11.3. No Course of Dealing. No course of dealing between the Company and any Noteholder or any delay on the part of the Noteholder in exercising any rights thereunder or hereunder shall operate as a waiver of any rights of any such holder.

         12. REPRESENTATIONS OF PURCHASER. Each Purchaser represents and warrants to the Company as of the date hereof, as follows:

         12.1. Investment Representations. The Purchaser is acquiring the Notes for investment purposes and not with a view to the resale or distribution of all or any part thereof. The Purchaser acknowledges that the Notes have not been registered under the Securities Act, or the securities or "blue sky" laws of any state or other domestic or foreign jurisdiction, and that none of such securities may be sold, transferred or otherwise disposed of except pursuant to an effective registration statement thereunder or an applicable exemption therefrom.

         12.2. Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby by the Purchaser has been duly and validly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligations of Purchaser, enforceable against the Purchaser in accordance with its terms except as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

         12.3 Accredited Investor. Each Purchaser (i) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of his or her investment in the Notes and has the financial ability to assume the monetary risk associated therewith; (ii) is able to bear the complete loss of his or her investment in the Notes; has received such documents and information from the Company as such Purchaser has requested and has had the opportunity to ask questions of and receive answers from the Company and the terms and conditions of the offering of the notes and to obtain additional information ; (iv) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and (v) is not relying upon any statements or instruments made or issued by any person other than the Company in making a decision to invest in the Notes.

         12.4. Restrictive Legends. Each Note shall (unless otherwise permitted by the provisions of Section 12.5 hereof) and certificate for Common Stock issued upon conversion of a Note and each certificate for Common Stock issued to a subsequent transferee shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such act."

         12.5. Notice of Proposed Transfers. (a) Except as otherwise provided in paragraph (b) of this Section 12.5, prior to any transfer or attempted transfer of any Note or shares of Common Stock, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by an opinion of counsel for such holder satisfactory to the Company, to the effect that such transfer may be effected without registration of such Note under the Securities Act. If such notice is accompanied by such an opinion, such holder shall be entitled to transfer such
Note in conformity with the terms of such notice, and, if the opinion of counsel so specifies, the Note issued upon any such transfer shall not bear the restrictive legend set forth in Section 12.4. Such holder shall indemnify the Company for any transfer effected pursuant to this Section 12.5(a).

         (b) The procedure set forth in paragraph (a) of this Section 12.5 shall not apply to any transfer by you (or a transferee pursuant to this paragraph
(b)) of any Note to any of your Subsidiaries or Affiliates; provided, however, that at the time of such transfer the transferee shall execute and deliver to the Company an "investment letter" containing substantially the representations provided in Sections 12.1, 12.2 and 12.3 hereof with respect to the Notes that are the subject of such transfer and its agreement to be bound by the provisions of this Section 12 and such transfer is otherwise exempt from registration under the securities Act and applicable state securities laws. Notes issued upon such transfer shall bear the appropriate restrictive legend set forth in Section 12.4 hereof.

         12.6 Transfer of Your Rights. Your rights under this Section 12 shall inure to the benefit of all Persons who shall at any time be the holders of Notes originally purchased by you hereunder, pro rata in accordance with their respective interests, and each such holder, by such holder's acceptance of such Note, as the case may be, agrees to be and shall be deemed to be bound by all of your covenants set forth in this Section 12, to the extent that such covenants are applicable to such holder's Notes.

         13.  EXCHANGE FOR SECURITIES ISSUED IN EQUITY FINANCING.

         13.1 Closing of Equity Financing. Upon the closing of an Equity Financing, the holders of the Notes agree and acknowledge that the principal amount of the Notes will automatically be exchanged for the securities issued in the Equity Financing. The amount of principal of each Note will constitute the consideration of the securities issued in the Equity Financing. The purchase price in the mandatory exchange shall be equal to the weighted average gross offering price of the common stock or common stock equivalents issued in the Equity Financing resulting in gross proceeds raised of at least $10 million in one or more series of transactions by the Company. Accrued interest on the Notes will be paid at closing in cash or in shares of Common Stock valued at the Common Stock equivalent offering price of the Equity Financing.

         13.2 No further action needed to Cancel Notes. Upon the closing of the Equity Financing, the holders will deliver to the Company the Notes issued upon the closing as set forth in this Agreement. Failure to deliver the Notes to the Company in a timely manner will authorize the Company to effect such transfer on its books and records in lieu of said delivery by the Noteholders.

         14. MANDATORY CONVERSION OF NOTES.

         14.1. Mandatory Conversion and Conversion Price. Upon maturity, the principal amount of the Note will automatically convert into Common Stock and the Company will have the right to pay the accrued interest on the Note through the issuance of Common Stock or in cash. The number of shares of Common Stock which shall be issued upon conversion of a Note shall be determined by dividing the outstanding principal amount of, and accrued interest on (if applicable), such Note by the Conversion Price (as defined herein) in effect at the time of conversion. The "Conversion Price" per share at which shares of Common Stock shall initially be $3.00; provided however, that the Conversion Price shall be subject to adjustment pursuant to Section 14.4.

         Conversion. Conversion shall be deemed to have been effected on the maturity date, and such date is referred to herein as the "Conversion Date." As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 14.3.

         No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion after such surrender or on account of any dividends on the Common Stock issued upon conversion.

         Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such Notes as holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

         14.3. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Notes. Instead of any fractional share of Common Stock that would otherwise be delivered upon conversion of any Note or Notes (or specified Portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock (as deemed by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the day of conversion.

         14.4 Adjustment of Conversion Price. (a) The Conversion Price shall be subject to adjustment as follows:

                  (i) If the Company, at any time while any Notes are outstanding, (a) shall pay a cash dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this
         Section 14.4 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (ii) If the Company, at any time while any Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 14.4(a)(i) above), then in each such case the Conversion Price shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Market Price of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Market Price of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's board of directors in good faith; provided, however, that if the Noteholder disputes such amount, the Noteholder may select a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") paid for by the Noteholder and the Company equally, in which case the fair market value shall be equal to the average of the determinations by the Company's board of directors and such Appraiser. In either case the adjustments shall be described in a statement provided to the Noteholder of the Notes of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above

                  (iii) In case the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving Company but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for common stock or other securities of any other entity or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a reorganization or reclassification of the equity of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the exercise of the Notes at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, the Noteholder shall be entitled to receive (at the Conversion Price in effect for Common Stock issuable upon such conversion of the Notes immediately prior to such consummation), in lieu of Common Stock issuable upon such exercise of the Note prior to such consummation, the stock and other securities, cash and assets to which the Noteholder would have been entitled upon such consummation if such Holder had so exercised the Note immediately prior thereto.

                  (iv) If and whenever the Company issues or sells any Common Stock (or Common Stock Equivalents) for an effective consideration per common stock of less than the then Conversion Price or for no consideration (such issuances individually and collectively, a "Dilutive Issuance"), then, the Conversion Price shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Such adjustment shall be made whenever Common Stock or Common Stock Equivalents are issued.

                  (v) Exceptions to Adjustment of Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this
         Section 14.4 in respect of an Exempt Issuance

         (b) Notwithstanding the foregoing provisions, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in such Conversion Price of more than $.01; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (c) All calculations under this Section 14.4 shall be made to the nearest cent.

         (d) Whenever the Conversion Price is adjusted as herein provided, the Company shall determine the adjusted Conversion Price in accordance with this
Section 14.4 and shall prepare an Officers' Certificate setting forth such adjusted Conversion Price and showing in detail the facts upon which such adjustment is based; such Officers' Certificate shall forthwith be mailed by or on behalf of the Company to the holders at their last addresses as they shall on the appropriate Schedule.

         14.5     Notice of Certain Events.  In case at any time:

         (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock otherwise than in cash; or

         (b) there shall occur any reclassification of Common Stock (other than a subdivision or combination of outstanding shares of Common stock) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all the assets of the Company; or

         (c) there shall occur the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed at the office or agency maintained for the purpose of exchange of Notes, and shall cause to be mailed to the holders of Notes at their last addresses, at least 20 days prior to the record date or other applicable date hereinafter specified, or two days after such date as it receives actual notice of such event, whichever is later, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective.

         14.6 Transfer Taxes. The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of shares of Common Stock pursuant hereto (but not income, capital gains or similar taxes imposed on Noteholders in respect of such transactions); provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of shares of Common Stock in a name other than that in which the Notes converted were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         15.  DEFINITIONS.

         "Affiliates" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Note Agreement governing the 15% Exchangeable Convertible Subordinated Notes due November 30, 2005, as amended and modified pursuant to Section 16 hereof.

         "Applicable Law" shall have the meaning given such term in Section 7.5 hereof.

         "Business Day" shall mean any day on which national banks located in Texas are open for the conduct of banking business.

         "Closing" shall have the meaning given such term in Section 3 hereof.

         "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the Company's presently authorized Common Stock.

         "Common Stock Equivalents" means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

         "Conversion Price" shall have the meaning given such term in Section
14.1 hereof.

         "Dilutive Issuance" shall have the meaning given such term in Section
14.4 hereof.

         "Environmental Law" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling to materials of environmental concern.

         "Equity Financing" shall mean the sale in one or a series of closings of the Common Stock or Common Stock equivalent securities of the Company (either in the form of common or preferred stock) resulting in the raising of gross sales proceeds by the Company of at least $10 million prior to November 30, 2005. The weighted average of the Common Stock or Common Stock equivalent offering price in the Equity Financing (giving effect to the gross offering amount resulting in the satisfaction of the $10,000,000 minimum threshold) will be the purchase price in the mandatory exchange.

         "Event of Default" shall have the meaning given such term in Section 11 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Exempt Issuance" shall mean the issuance of (a) shares of Common Stock or Common Stock Equivalents to employees, officers, or directors of the Company pursuant to any existing or future employment arrangements or compensatory plans existing or duly adopted by a majority of the members of the board of directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) Common Stock issued upon conversion or exchange of the Notes and Common Stock issued upon exercise of the Warrants, (c) securities underlying Common Stock Equivalents outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities (unless such amendment results from the application of any anti-dilution provisions applicable to such securities), (d) securities issued pursuant to acquisitions or strategic transactions, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities provided that such arrangements are approved by a majority of the members of the board of directors of the Company; (e) shares of Common Stock issued to persons or entities with whom the Company has business relationships, including under equipment leasing arrangements, bank or other institutional loans, acquisitions of companies or product lines, joint ventures, manufacturing, marketing, or distribution arrangements, technology transfers or development arrangements, or other arrangements or transactions wherein the principal purpose of the issuance of such Common Stock is for non-equity financing purposes; (f) shares of Common Stock issued to Sanders Morris Harris Inc. or issuable to Sanders Morris Harris Inc. upon exercise of warrants or options issued to Sanders Morris Harris Inc. pursuant to the terms of the Financing & Strategic Advisory Agreement dated June 12, 2004; and (g) shares of Common Stock issued pursuant to a public offering.

         "Market Price" shall mean the price of one share of Common Stock determined as follows: (i) if the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange, or the BBX, the closing bid price on such exchange on the date of valuation; (ii) if clause (i) does not apply and the Common Stock is listed on the Nasdaq National Market System, the Nasdaq Small-Cap Market, or the OTC Bulletin Board, the mean between the last reported bid price thereof on the date of valuation; (iii) if neither clause (i) nor (ii) apply but the Common Stock is quoted in the over-the-counter market, another recognized exchange or on the pink sheets, the mean between the last reported "bid" and "asked" prices thereof on the date of valuation; and (iv) if neither clause (i), (ii), or (iii) above applies, the fair market value thereof as determined by the Company's board of directors in good faith.

         "Material Adverse Change" shall mean any single circumstance or event (or series of circumstances or events) having a material adverse effect on the assets, properties, financial condition, business operations, or prospects of the Company.

         "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products.

         "Maximum Rate" shall mean the maximum non-usurious rate of interest which, under all applicable statutes, rules and regulations, the Purchasers are permitted to contract for, charge, take, reserve, or receive on the Notes. If the statutes, rules, and regulations of the State of Texas are applicable for purposes of determining the maximum rate, then such term means the "weekly ceiling" from time to time in effect under Texas Finance Code ss.303.001 as limited by Texas Finance Code ss.303.009. The Company agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Note Agreement or Notes.

         "Memorandum" shall mean the Private Placement Memorandum dated September 22, 2004, as may be hereafter amended, modified, or supplemented, relating to the offering and sale of the Notes.

         "Noteholder" or "Noteholders" shall mean any Person in whose name at the time a particular Note shall be registered on the registry books of the Company maintained for that purpose in accordance with the terms of this Agreement.

         "Notes" shall have the meaning given such term in Section 1 hereof.

         "Officers' Certificate" means a certificate signed by the chairman of the board of directors or the president or a vice president, and by the treasurer, or the secretary of the Company, and delivered to the Agent.

         "Permitted Debt" means (a) all indebtedness of the Company for money borrowed from and owed to any bank, savings, and loan association, or other financial institution that makes loans or investments as a part of its regular business and renewals, extensions, modifications, and refundings of any such indebtedness, (b) all indebtedness of the Company for money borrowed pursuant to a bridge financing on terms substantially similar to the terms of the Notes., and (c) all indebtedness assumed in any Qualified Merger or Acquisition.

         "Person" shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof, and any other entity.

         "Qualified Merger or Acquisition" shall mean any merger, acquisition or consolidation transaction undertaken between the Company and any other entity so long as such transaction is a bona-fide arms length transaction approved by a disinterested board.

         "SEC Filings" shall mean the Company's Form 10-K for the fiscal year ended September 30, 2003; the Company's Form 10-Q SBfor the quarter ended June 30, 2004; the Company's Current Report on Form 8-K filed on June 4, 2004; and the Company's information statement filed on June 29, 2004.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Senior Indebtedness" shall mean all indebtedness of the Company, whether outstanding at the time of execution of this Agreement or thereafter created, which is not by its express terms subordinated in right of payment to or on par with the Notes. Indebtedness means (i) all indebtedness for money borrowed, which is created, assumed, incurred, or guaranteed in any manner by the Company or for which the Company is otherwise responsible or liable or (ii) leases that are capitalized under generally accepted accounting principles.

         "Subsidiary" shall mean any Person of which at the time of determination the party in question and/or one or more of its subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock of such Person.

         "Warrant" shall have the same meaning as described in the Memorandum which shall be issued upon conversion or exchange of the Notes.

         16. WAIVERS; MODIFICATIONS OF AGREEMENT. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or condition herein set forth may be omitted, if the Company (a) shall obtain from the holders of record of Notes aggregating not less than 51% of the aggregate principal amount of the Notes at the time outstanding their consent thereto in writing and (b) shall deliver copies of such consent in writing to any such holders of record who did not execute the same; provided, however, that without the consent in writing of the holder of each Note affected thereby, no such consent shall be effective to reduce the principal of or rate of interest payable on, or to postpone any date fixed for the payment of principal of or any installment of interest on, any Note, to increase the percentage specified in Section 11 hereof of the principal amount of the Notes the holders of which may, in accordance with the provisions of such Section 11, accelerate the maturity of the Notes upon an Event of Default or to reduce the percentage of the principal amount of the Notes the consent of the holders of which shall be required under this Section 16.

         17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations, and warranties made herein and in the Notes and in any certificate delivered pursuant hereto shall survive any investigation made by you and the execution and delivery to you of the Notes to be purchased by you and your payment therefor.

         18. BROKERS; ISSUANCE TAXES. The Company will hold you free and harmless from any (a) claim, demand, liability for, or expense in connection with, any broker's or finders' fees or commissions claimed by any Person asserted to be acting on behalf of the Company in connection with this Agreement or the transactions contemplated herein and (b) taxes, if any, payable upon, or on account of, issuance of the Notes.

         19. GOVERNING LAW; VENUE. THIS AGREEMENT AND THE NOTES ARE BEING DELIVERED IN TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS WITHOUT CONSIDERATION OF ITS CONFLICT OF LAW PROVISIONS. The Company hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Agreement, the Notes, or the transactions contemplated herein or therein may be instituted by any Noteholder in any State or Federal court sitting in Harris County, Texas, United States of America, and, by the execution and delivery of this Agreement, the Company expressly waives any objection that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

         20. NOTICES. Any notice, consent, request, or other communication required or permitted hereunder shall be in writing and shall be deemed given when either (a) personally delivered to the intended recipient or (b) sent, by certified or registered mail, return-receipt requested, addressed to the intended recipient as follows:

if to the Company to:         2408 Timberloch Place, Suite B-7
                              The Woodlands, TX 77380

                              Attn: David B. McWilliams, CEO

if to any of you, to the address given for such of you; if to any other Noteholder to the address of such holder given to the Company in accordance with
Section 8. Any Person (other than the Company) may change the address to which notice is to be sent pursuant to the preceding sentence by giving notice of such new address to the Company in accordance with this Section 20. The Company may change the address to which notice is to be sent hereunder by giving notice of such change, in accordance with this Section 20, to each Person against whom such change shall be effective. Any notice mailed as aforesaid shall, unless otherwise provided herein, be deemed given on the fifth day after deposited in the United States mail in accordance with the first sentence of this Section 20.

         21. PARTIES IN INTEREST. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         22. BUSINESS DAYS. Should any installment of the principal of or interest on any Note become due and payable upon a day other than a day on which national banks located in Texas are open for the conduct of banking business, the maturity thereof shall be extended to the next succeeding day upon which such banks are open for the conduct of banking business and, in the case of an installment of principal, interest shall be payable thereon at the rate per annum specified in such Note during such extension.

         23. HEADINGS. The headings of the various sections and subsections hereof have been inserted for convenience of reference only and shall not be deemed to in any way modify any of the terms or provisions hereof.

         24. COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         25. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         26. FINAL AGREEMENT. This Agreement, together with those documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

         27. SAVINGS CLAUSE. Regardless of any provision contained in the Notes or Note Agreement, Purchaser shall never be entitled to receive, collect or apply as interest (whether the termed interest herein or deemed to be interest by operation of law or judicial determination) on the Note any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Purchaser ever receives, collects or applies as interest any such excess then the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the
Note is paid in full, then any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, the Company and Purchasers shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (B) exclude voluntary principal prepayments and the effects thereof; and (C) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note; provided that, if the Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, then Purchaser shall refund to the Company the amount of such excess or credit the amount of such excess against the principal amount of the Note and, in such event, Purchasers shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of interest calculated at the Maximum Rate.

         28. TERMINATION. This Agreement will terminated upon the repayment or conversion of all obligations outstanding under the Notes.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

         If the foregoing is in accordance with your understanding, please sign the form of confirmation and acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon this Agreement shall be a binding agreement between you and the Company.

                                                Very truly yours,
                                                PharmaFrontiers Corp.



                                                By:
                                                   -----------------------------
                                                     David McWilliams,
                                                     Chief Executive Officer

                                                Dated as of ____________, 2004



I HEREBY ACCEPT AND AGREE TO THE
TERMS AND CONDITIONS CONTAINED IN
THIS NOTE AGREEMENT:


By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

                                   EXHIBIT "A"

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTE AGREEMENT REFERRED TO HEREIN.


      15% Exchangeable Convertible Subordinated Note Due November 30, 2005

No.                                                 $
     ------------------------                       ------------------

PHARMAFRONTIERS CORP. a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company") for value received, hereby promises to pay to ____________________________________ or registered assigns, the principal sum of ____________________________ Dollars ($___________) on
November 30, 2005, through the issuance of Common Stock valued at the Conversion Price, and all accrued interest on November 30, 2005, at 15% per annum, from the date of issuance of this Note until maturity, computed on the basis of a 360-day year of twelve 30-day months, and paid as set forth in the Note Agreement.

The principal amount of this Note is mandatorily (i) exchangeable for securities issued by the Company pursuant to the Equity Financing (as defined in the Note Agreement) provided that Equity Financing closes prior to maturity and (ii) convertible into Common Stock at maturity.

This Note is one of a duly authorized issue of Notes of the Company (which term includes any successor corporation under the Note Agreement hereinafter referred
to) designated as its 15% Subordinated Notes due November 30, 2005 (the "Notes"), issued pursuant to a Note Agreement, dated as of ___________, 2004 (the "Note Agreement"), between the Company and the purchasers of the Notes. The terms of this Note include those stated in the Note Agreement. Reference is hereby made to the Note Agreement and all supplements thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, and the holders of the Notes and of the terms upon which the Notes are, and are to be, and delivered.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Note Agreement.

The indebtedness evidenced by the Notes is, to the extent provided in the Note Agreement, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Note Agreement. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions of the Note Agreement.

No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

As provided in the Note Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note register, upon surrender of this Note or registration of transfer at the offices or agencies of the Company in Houston, Texas duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Note duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Prior to due presentment of this Note for registration of transfer, the Company, and any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement. The Company will furnish to any Note holder of record upon written request without charge a copy of the Note Agreement. Requests may be made to the Company at 2408 Timberloch Place, Suite B-7, The Woodlands, TX 77380 (which address shall be subject to the change of address provisions of the Note Agreement).

     IN WITNESS WHEREOF, PharmaFrontiers Corp. has caused this instrument to be executed in its corporate name.

Dated:   _____________________, 2005


PharmaFrontiers Corp.


By: ___________________________
     David B. McWilliams, CEO

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is by and between PharmaFrontiers Corp. (the "Company") and ______________ (the "Holder"), dated as of ___________, 2004.

                                W I T N E S S E T H:
                                - - - - - - - - - -

         WHEREAS, the Company offered for sale of 15% Convertible Subordinated Notes due November 30, 2005 ("Notes");

         WHEREAS, the Notes automatically convert into Common Stock upon the maturity of the Notes at November 30, 2005;

         WHEREAS, interest on the Notes is payable on November 30, 2005, at the rate 15% per annum, in cash or at the option of the Company in shares of Common Stock valued at $3.00 per share;

         WHEREAS, in connection with the issuance of Common Stock upon conversion of the principal and for accrued interest of the Notes, the Company has agreed to grant one demand registration right to the Holder to register the resale of such Common Stock issued; and

         WHEREAS, the parties desire to set forth the Holder's rights and the Company's obligations to cause the registration of the resale of shares pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE ONE
                          Registration Rights Agreement
                          -----------------------------

         SECTION 1.1 Registration Rights Available. The Company agrees to provide the Holder with respect to the shares underlying the principal amount of the Note and issued for accrued interest due on the Note ("Shares") and any other securities issued or issuable at any time or from time to time in respect of the Shares upon a stock split, stock dividend, recapitalization or other similar event involving the Company (collectively, the "Securities"): one demand secondary offering by means of registration pursuant to the Securities Act of 1933, as amended ("Securities Act"), subject to the provisions of this Agreement (the demand registration right is referred to herein as the "Registration Right").

         SECTION 1.2 Demand Registration. With respect to Holder's right to one demand registration pursuant to Section 1.1, the parties agree as follows:

         (a) Holder shall provide written notice to the Company indicating his intention to exercise the demand registration right on or after November 30, 2005, and on or before December 31, 2005. The Company shall promptly, and in any event within 90 days of receiving notice from the Holders, use its best efforts to file with the Securities and Exchange Commission (the "Commission") and cause to become effective, a registration statement on appropriate form relating to the offer and sale of the Common Stock by Holder. The Company shall use its best efforts to obtain effectiveness of such registration statement for the demand secondary offering requested under Section 1.1. The Company agrees to provide Holder with notice of the filing of such registration and of the filing of any amendments or supplements thereto.

         (b) The Company agrees to maintain such registration statement in effect for the maximum period allowable under the regulations promulgated by the Commission then in effect.

         (c) In any offering pursuant to this Section that becomes effective in which the Holder participates, the Company shall use its best efforts to keep available to the Holder a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act and shall file all amendments and supplements under the Securities Act required for that purpose. In any offering pursuant to this Section the Company will, as soon as practicable, use its best efforts to effect such registration and use its best efforts to effect such qualification and compliance as may be so requested and as would permit or facilitate the distribution of such Securities, including, without limitation, registration under the Securities Act, appropriate qualifications under applicable blue-sky or other state securities laws, appropriate compliance with any other governmental requirements and listing on a national securities exchange on which the Common Stock is then listed or inter-dealer quotation system.

         SECTION 1.3 Registration Procedure. With respect to each Registration Right, the following provisions shall apply:

         (a) The Holder shall be obligated to furnish to the Company and the underwriters (if any) such information regarding the Securities and the proposed manner of distribution of the Securities as the Company and the underwriters (if any) may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein and shall otherwise cooperate with the Company and the underwriters (if any) in connection with such registration, qualification or compliance.

         (b) With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Commission), which may at any time permit the sale of the Restricted Securities (used herein as defined in Rule 144 under the Securities Act) to the public without registration, the Company agrees to use its best lawful efforts to:

                  (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

                  (ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements).

         (c) All expenses (except for costs of any interim audit required by underwriters, any underwriting and selling discounts and commissions and legal fees for Holder's attorneys) of any registrations permitted pursuant to this Agreement and of all other offerings by the Company (including, but not limited to, the expenses of any qualifications under the blue-sky or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of the Securities to the public in connection with such registration, of supplying prospectuses, offering circulars or other documents) will be paid by the Company.

         (d) In connection with the preparation and filing of a registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holder, its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.


                                   ARTICLE TWO
                                 Indemnification
                                 ---------------

         SECTION 2.1 Indemnification by the Company. In the event of any registration of the Securities of the Company under the Securities Act, the Company agrees to indemnify and hold harmless Holder and each other person who participates as an underwriter in the offering or sale of such securities against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively, "Claims"), to which Holder may become subject under the Securities Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Holder's Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Holder and each such underwriter for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Claim (or action or proceeding in respect thereof) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such underwriter and shall survive the transfer of the Securities by Holder.

         SECTION 2.2 Indemnification by Holder. The Company may require, as a condition to including the Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.1) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company, within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Notwithstanding the foregoing, the maximum liability hereunder which any holder shall be required to suffer shall be limited to the net proceeds to such Holder from the Securities sold by such Holder in the offering. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Securities by Holder.

         SECTION 2.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in this Article Two, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article Two, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim.

         SECTION 2.4 Indemnification Payments. The indemnification required by this Article shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                  ARTICLE THREE
                                  Miscellaneous
                                  -------------

         SECTION 3.1 Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder of 51% or more of the shares of Common Stock sold pursuant to the Subscription Agreements and shall be effective only to the extent specifically set forth in such writing.

         SECTION 3.2 Term of the Agreement. This Agreement shall terminate with respect to Holder on the earlier to occur of (i) the Securities having been registered as provided in Article One or (ii) November 30, 2007.

         SECTION 3.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto are transferable and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, but only if so expressed in writing.

         SECTION 3.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 3.5 Delays or Omissions. No failure to exercise or delay in the exercise of any right, power or remedy accruing to Holder on any breach or default of the Company under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default.

         SECTION 3.6 Remedies Cumulative. All remedies under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alterative.

         SECTION 3.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless clearly denoted otherwise, any reference to Articles or Sections contained herein shall be to the Articles or Sections of this Agreement.

         SECTION 3.8 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery or within three business days after deposit in the mail, postage prepaid:

         If to the Company, to:
                  David B. McWilliams, CEO
                  PharmaFrontiers Corp.
                  2408 Timberloch Place, Suite B-7
                  The Woodlands, TX 77380

         If to Holder, to:
                  the address set forth below.

         SECTION 3.9 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Texas applicable to contracts made and to be performed in that state.

         SECTION 3.10 Final Agreement. This Agreement, together with those documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

         SECTION 3.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         The parties hereto have executed this Agreement as of the date first set forth above.

                          COMPANY:
                          --------

                          PHARMAFRONTIERS CORP.



                          By:
                             -------------------------------------------------
                               David B. McWilliams, Chief Executive Officer


                           HOLDER:
                           -------

                           By:
                              ------------------------------------------------

                           Name:
                                ----------------------------------------------

                           Address:
                                   -------------------------------------------